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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.


                                       /s/ ARTHUR ANDERSEN LLP

                                       ARTHUR ANDERSEN LLP
Minneapolis, Minnesota,
   March 24, 2000